Exhibit 99.1

Semler Reports Third Quarter and Year-to-date 2016 Financial Results

Closer to the Threshold of Profitability

PORTLAND, Ore. – October 28, 2016 – Semler Scientific, Inc. (OTCQB: SMLR; “Semler”), an emerging growth company that provides technology and software solutions to improve the clinical effectiveness of healthcare insurers and physician groups, today reported financial results for the third quarter and year-to-date ended September 30, 2016.

“We continue to see improvement in our net loss as our clients continue to migrate to QuantaFlo™, our latest cardiovascular product, and as we control our expenses,” said Doug Murphy-Chutorian, M.D., chief executive officer of Semler. “These upgrades along with business from new clients are central features of our plan to achieve the goals of profitability, positive cash flow from operations and minimal stockholder dilution,” he added.

FINANCIAL RESULTS

In the three months ended September 30, 2016, compared to the three months ended September 30, 2015, Semler had:

•	Revenue of $1,982,000, an increase of $420,000, compared to $1,562,000
•	Total operating expense, which includes cost of revenue, of $2,237,000, a decrease of $877,000, compared to $3,114,000
•	Cost of revenue of $398,000, an increase of $13,000, compared to $385,000
•	Net loss of $362,000, or $0.07 per share, a decrease of $1,218,000, compared to a net loss of $1,580,000, or $0.32 per share

In the nine months ended September 30, 2016, compared to the corresponding period of 2015, Semler had:

•	Revenue of $5,118,000, an increase of $1,051,000, compared to $4,067,000
•	Total operating expense, which includes cost of revenue, of $7,170,000, a decrease of $1,111,000, compared to $8,281,000
•	Cost of revenue of $1,348,000, an increase of $461,000, compared to $887,000
•	Net loss of $2,334,000, or $0.46 per share, a decrease of $1,959,000, compared to a net loss of $4,293,000, or $0.87 per share

In the three months ended September 30, 2016, compared to three months ended June 30, 2016, Semler had:

•	Revenue of $1,982,000, an increase of $346,000, compared to $1,636,000
•	Total operating expense, which includes cost of revenue, of $2,237,000, a decrease of $269,000, compared to $2,506,000
•	Cost of revenue of $398,000, a decrease of $135,000, compared to $533,000

•	Net loss of $362,000, or $0.07 per share, a decrease of $604,000, compared to a net loss of $966,000, or $0.19 per share

As of September 30, 2016 compared to December 31, 2015, Semler had:

•	Cash of $517,000, an increase of $112,000, compared to $405,000

2016 Highlights to Date

The major accomplishments of 2016 to date are as follows:

1)	Increased the established base of QuantaFlo™ installations with large health insurance company customers

2)	Continued migrating customers to QuantaFlo™ from its lower-priced predecessor product

3)	Contracted with home risk assessment (“HRA”) companies to use QuantaFlo™ in their businesses

For the remainder of 2016, revenue from QuantaFlo™ is expected to continue to grow due to an increasing number of installations, higher average pricing and the recurring revenue business model.

Semler now no longer plans to be a primary vendor for WellChec™ business in the fourth quarter of 2016, preferring instead to work as a secondary vendor to support its HRA customers to deliver this type of service. WellChec™ was responsible for both substantial revenue growth and associated start-up costs in 2015. Semler’s focus on its QuantaFlo business is intended to use less capital, have lower financial risk and require less operational expertise, while potentially being a substantially higher margin business.

“We continue to grow QuantaFlo™ revenue and to reduce our net operating loss, and we are nearing profitability,” said Dr. Murphy-Chutorian. “Our desire is to become the standard of care for testing to identify patients at risk for heart attacks and strokes to enable better preventive medical care,” he added.

Notice of Conference Call

Semler will host a conference call at 11 a.m. EDT, Friday, October 28, 2016. The call will address third quarter results and will provide a business update on Semler’s market outlook and strategies for the near-term future.

The conference call may be accessed by dialing (877) 359-9508 for domestic callers and (224) 357-2393 for international callers. Please specify to the operator that you would like to join the "Semler Third Quarter 2016 Financial Results Call, conference ID# 91718857" The conference call will be archived on Semler's website at www.semlerscientific.com.

Semler Scientific, Inc.

Unaudited Condensed Statements of Operations

(In thousands, except share and per share amounts)

	For the three months ended September 30		For the nine months ended September 30
	2016	2015	2016	2015

Revenue	$1,982	1,562	$5,118	4,067

Operating expenses:
Cost of revenue	398	385	1,348	887
Engineering and product development	183	268	634	983
Sales and marketing	950	1,314	2,952	3,809
General and administrative	706	1,147	2,236	2,602

Total operating expenses	2,237	3,114	7,170	8,281

Loss from operations	(255)	(1,552)	(2,052)	(4,214)

Other expense	(107)	(28)	(282)	(79)

Net loss	$(362)	$(1,580)	$(2,334)	$(4,293)

Net loss per share, basic and diluted	$(0.07)	$(0.32)	$(0.46)	$(0.87)

Weighted average number of shares used in computing basic and diluted loss per share	5,123,568	4,983,198	5,123,568	4,909,354

Semler Scientific, Inc.

Condensed Balance Sheets

(In thousands of U.S. Dollars)

	(Unaudited)
	As of
	September 30, 2016	As of December 31, 2015

Cash	$517	$405
Other current assets	1,031	1,347
Noncurrent assets	1,412	1,327
Total assets	2,960	3,079

Current liabilities	3,317	4,108
Non-current liabilities	2,449	43
Stockholders' deficit	(2,806)	(1,072)
Total liabilities and stockholders' deficit	$2,960	$3,079

About Semler Scientific, Inc.:

Semler Scientific, Inc., is an emerging growth company that provides technology and software solutions to improve the clinical effectiveness of healthcare insurers and physician groups. Our mission is to develop, manufacture and market innovative proprietary products and services that assist our customers in evaluating and treating chronic diseases. Our first patented and U.S. Food and Drug Administration, or FDA, cleared product, introduced commercially in 2011, measured arterial blood flow in the extremities to aid in the diagnosis of peripheral arterial disease. In March 2015 we received FDA 510(k) clearance for the next generation version of this product named QuantaFlo™, which was commercially launched in August 2015 to more comprehensively evaluate our customers’ patients for risk of heart attacks and strokes. We believe we are positioned to provide valuable information to our insurance company and physician customers, which in turn permit them to better guide patient care. Additional information about Semler can be found at semlerscientific.com.

Forward-Looking Statements

This press release contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “may,” “will,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include statements regarding achieving profitability and cash flow from operations with minimal stockholder dilution, revenue growth from QuantaFlo™ business, as well as expected effect of shift in plans regarding WellChec™. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific’s actual results to differ materially from those discussed here, such as whether or not insurance plans and other customers will continue to lease its cardiovascular testing products, along with those statements detailed in Semler Scientific’s SEC filings, and involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this release and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.

CONTACT:

Susan A. Noonan

S.A. Noonan Communications

susan@sanoonan.com

212 966 3650

SOURCE: Semler Scientific, Inc.

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